Exhibit 99.1

Terns Announces Abstract with Positive Clinical Data for TERN-701 in Relapsed/Refractory CML

Selected for Oral Presentation at 67th ASH Annual Meeting

Unprecedented Phase 1 CML efficacy data with 64% MMR achievement by 24 weeks in a refractory patient population

Encouraging safety and tolerability profile at all doses evaluated

Company to host investor update call on December 8th at 4:30pm ET

FOSTER CITY, Calif., November 3, 2025 (GLOBE NEWSWIRE) — Terns Pharmaceuticals, Inc. (Terns or the Company) (Nasdaq: TERN), a clinical stage oncology company, today announced that data from the ongoing CARDINAL trial of TERN-701, a novel investigational allosteric BCR::ABL1 inhibitor, in participants with previously treated chronic myeloid leukemia (CML) has been selected for oral presentation on December 8, 2025 at the 67th American Society of Hematology (ASH) Annual Meeting and Exposition taking place in Orlando, FL. The company will host a conference call and webcast for investors at 4:30pm ET following the ASH presentation.

The abstract is now available on the ASH website and details are summarized below. A more expansive and updated dataset from the CARDINAL trial will be presented at the ASH Annual Meeting in December.

“We are pleased that data from our CARDINAL trial have been selected for oral presentation at ASH. These data further validate the potential of TERN-701 to be a new, game-changing therapy for CML. The 24 weeks MMR achievement rate with TERN-701 is unprecedented, trending at least two times higher than the rates reported in other Phase 1 studies of CML therapies that are approved or in development,” said Amy Burroughs, chief executive officer of Terns.

“Importantly, TERN-701 also achieved consistently high overall (cumulative) MMR rates in key, difficult to treat patient subgroups while maintaining an encouraging safety profile. These emerging data strongly reinforce our conviction that TERN-701 has the potential to be a best-in-disease therapy, with broad opportunity across all CML treatment lines. We look forward to sharing additional data in December,” added Ms. Burroughs.

The ASH abstract published today reports data from the ongoing dose escalation and dose expansion parts of the CARDINAL study of TERN-701 in patients with previously treated CML. As of the June 30th, 2025, cutoff date, 55 patients were enrolled. Highlights include:

•	Of 32 efficacy-evaluable patients:

•	Overall (cumulative) major molecular response (MMR) rate of 75% (24/32) by 24 weeks, with 64% (14/22) achieving MMR and 100% (10/10) maintaining MMR

•	Overall (cumulative) MMR by 24 weeks in difficult to treat patient subgroups:

•	69% (11/16) in patients with lack of efficacy to last tyrosine kinase inhibitor (TKI)

•	60% (6/10) in patients who had prior asciminib

•	67% (8/12) in patients with prior asciminib / ponatinib / investigational TKI

•	No patients had lost MMR at the time of data cutoff

•	Enrolled patients had heavily pretreated, refractory disease:

•	Median of 3 prior TKIs

•	35% had ≥4 prior TKIs

•	56% and 44% had baseline BCR::ABL1 >1% and >10%, respectively

•	64% discontinued their last TKI due to lack of efficacy

•	36% had prior asciminib treatment, 25% had prior ponatinib and/or an investigational TKI (olverembatinib / ELVN-001)

•	13% with BCR::ABL1 mutations (9% with T315I and 4% with F317L)

•	Encouraging safety profile:

•	87% (48/55) patients remained on treatment as of the data cut-off; with discontinuations due to disease progression (n=4), adverse events (n=1), and consent withdrawal/lost to follow up (n=2)

•	No dose-limiting toxicities (DLTs) were observed in dose escalation and a maximum tolerated dose (MTD) was not reached

•	The majority (74%) of treatment-emergent adverse events (TEAEs) were low grade with no apparent dose relationship

•	Most common TEAEs were diarrhea (22%), headache (18%) and nausea (16%), all Grade 1 or 2

•	Grade 3 or higher TEAEs were all less than 10%, most commonly neutropenia (7%) and thrombocytopenia (4%)

•	TERN-701 exposures were approximately dose proportional across the dose range

Details for the ASH oral presentation are as follows:

Title: CARDINAL: A Phase 1 study of TERN-701, a novel investigational allosteric BCR::ABL1 inhibitor for patients with previously treated CML

Presenter: Elias Jabbour, MD, Professor, Department of Leukemia, Division of Cancer Medicine, MD Anderson Cancer Center

Session Name: 632. Chronic Myeloid Leukemia: Clinical and Epidemiological: Therapeutic agents to enhance patient outcomes

Session Date: December 8, 2025

Session Time: 2:45 – 4:15pm ET

Presentation Time: 2:45 – 3:00pm ET

Following the full presentation at the ASH Annual Meeting, the presentation materials will be made available on the Terns website.

Company Conference Call and Webcast Information

Terns will host a conference call and webcast for investors at 4:30pm ET on December 8, 2025 following the oral presentation at the ASH Annual Meeting. Members of the Terns management team will discuss the TERN-701 data from CARDINAL and next steps in the development of TERN-701.

Webcasts can be accessed in the investor relations section of the Company’s website. A replay of the event will be available for a limited time.

About TERN-701 and CARDINAL Clinical Trial

TERN-701 is currently being evaluated in the CARDINAL trial (NCT06163430), a global multi-center dose escalation and dose-expansion clinical trial to assess safety, tolerability and efficacy in patients with previously treated chronic phase (CP) CML. The dose escalation portion of the CARDINAL trial completed in January 2025 with no dose limiting toxicities (DLTs) observed up to the maximum dose of 500 mg QD. Terns initiated the dose expansion portion of the trial in April 2025 with patients randomized to one of two dose cohorts (320 mg or 500 mg QD) with up to 40 patients per arm.

About Terns Pharmaceuticals

Terns Pharmaceuticals is a clinical-stage oncology company reimagining known biology to deliver high impact medicines. Our lead program, TERN-701, is a highly selective, oral, allosteric BCR-ABL inhibitor with a potentially best-in-disease profile that could meaningfully improve upon the efficacy, safety and convenience of existing treatments for chronic myeloid leukemia. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws that involve substantial risks and uncertainties. Forward-looking statements include statements related to or in connection with expectations, timing and potential results of clinical trials and other development activities, including with respect to the CARDINAL trial; the potential indications to be targeted by the Company with its product candidates; the therapeutic potential of the Company’s product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the applicability of expected parameters and benchmarks on which to assess clinical trial results; the Company’s clinical development plans and activities, including potential future trial designs, milestones and results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile and potential beneficial characteristics and therapeutic effects of its product candidates, including with respect to efficacy, tolerability, safety, convenience and pharmacokinetic profile; the potential differentiation of the Company’s product candidates compared to similar, competitive or other products or product candidates; the best-in-disease potential of TERN-701; and the Company’s plans for and ability to continue to execute on its current development strategy. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected industry and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “develop,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. New risk factors emerge from time to time and it is not possible for Company management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

CG Life

media@ternspharma.com